UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

RELIABILITY INCORPORATED
(Exact name of registrant as specified in its charter)

Texas	000-7092	75-0868913
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Forest Avenue
Old Greenwich, Connecticut 06870
(Address of principal executive offices)

Registrant's telephone number, including area code:
(203) 542-7020

410 Park Avenue – 15th floor, New York, NY 10022
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Reliability Incorporated (hereinafter the "Company") is filing this Amendment No. 1 to its Current Report on Form 8-K filed on October 3, 2013 on Form 8-K/A to restate Item 5.01 of the Original Form 8-K and correct information relating to beneficial ownership of the Company. No other changes are being made to the Original Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement

On October 1, 2013, Reliability Incorporated (hereinafter "Reliability" or the "Company") sold and issued 6,786,588 shares of the Company’s common stock (the “Control Shares”), no par value per share, to Jeffrey E. Eberwein, as trustee of the Jeffrey E. Eberwein Revocable Trust U/A 10-01-2010, for an aggregate purchase price of $100,000 pursuant to that certain Stock Purchase Agreement by and between the Company and Mr. Eberwein dated as of October 1, 2013 (the “Stock Purchase Agreement”). A copy of the Stock Purchase Agreement is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Also on October 1, 2013, and immediately after issuance of the Control Shares, the Company acquired (i) 1,587,500 shares of the Company’s common stock, representing approximately 11.7% of the then issued and outstanding shares of common stock, for $23,392.00 (approximately $0.0147 per share) from Greggory Schneider, and (ii) 5,199,088 shares of the Company’s common stock, representing approximately 38.5% of the then issued and outstanding shares of common stock, for $76,608.00 (approximately $0.0147 per share) from Jay Gottlieb (collectively, the “Company Redemptions”) pursuant to that certain Stock Redemption Agreement by and between the Company and Mr. Schneider dated as of October 1, 2013 and that certain Stock Redemption Agreement by and between the Company and Mr. Gottlieb dated as of October 1, 2013 (together, the “Stock Redemption Agreements”) respectively. A copy of each Stock Redemption Agreement is attached as Exhibits 10.2 and 10.3 hereto and incorporated by reference herein. As a result of the Company Redemptions, the Company repurchased a total of 6,786,588 shares of the Company’s common stock for an aggregate purchase price of $100,000.

As further disclosed under Item 5.02 of this Form 8-K, in connection with the transactions described in the Stock Purchase Agreement, Michael Pearce and Joshua Krom each resigned from the Company’s board of directors effective as of October 1, 2013 and Jeffrey E. Eberwein and Kyle Hartley were each appointed to the Company’s board of directors effective as of October 1, 2013. Prior to the transactions described herein, Ron Gutterson resigned from the board of directors effective as of September 19, 2013. Additionally, also in connection with the transactions described in the Stock Purchase Agreement, Mr. Gottlieb resigned from his executive positions as President, Chief Executive Officer, Secretary and Treasurer of the Company and Mr. Schneider resigned from his executive position as Chief Financial Officer of the Company. Immediately following the resignations of Messrs. Gottlieb and Schneider Mr. Eberwein was appointed to the executive positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Stock Purchase Agreement described under Item 1.01 of this Form 8-K, on October 1, 2013 the Company issued 6,786,588 shares of its common stock, no par value, to Jeffrey E. Eberwein for an aggregate purchase price of $100,000. All of the shares of the Company’s common stock issued pursuant to the Stock Purchase Agreement were issued pursuant to Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Mr. Eberwein is an accredited investor, as defined under Rule 501 of the Securities Act. None of the securities issued is convertible.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosures set forth in Item 5.03 below are incorporated by reference into this Item 3.03. A copy of the Certificate of Amendment referenced in Item 5.03 below that was filed with the Office of the Secretary of State of Texas is attached hereto as Exhibit 3.03.

Item 5.01. Change in Control of Registrant.

As disclosed under Item 1.01 of this Form 8-K, the Company entered into those certain Stock Redemption Agreements and that certain Stock Purchase Agreement on October 1, 2013.

Mr. Eberwein purchased the Control Shares for cash consideration of $100,000 pursuant to the terms of the Stock Purchase Agreement. As a result of the Company Redemptions and Mr. Eberwein’s purchase of the Control Shares, Mr. Eberwein now owns approximately 50.2% of the Company’s issued and outstanding common stock. As a result, there has been a change in control of the Company.

Mr. Eberwein may, at a future date, transfer the Control Shares to an entity wholly owned or controlled by Mr. Eberwein.

Except as otherwise described above and in Item 1.01, there are no arrangements or understandings among the members of both the former and new control groups and their associates with respect to election of directors or other matters. We are not aware of any other arrangements that might result in a change of control in the future.

As the Company was a “shell company” as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) immediately prior to this change of control, we are required to provide the additional information that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act as a smaller reporting company.

FORM 10 DISCLOSURE

Because the Company was a shell company immediately prior to the change in control described in Item 5.01 of this Form 8-K, the Company is providing the following information that would be required if the Company were filing a general form for registration of securities on Form 10.

Item 1. Business.

Following the change of control, the Company remains a “shell company” as that term is defined in the Exchange Act. Additional information about the Company including a description of our business and a history of the Company appears in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on February 28, 2013 (the “2012 Annual Report”).

Employees

As of the date hereof, we have no employees.

Item 1A. Risk Factors.

This information appears in our 2012 Annual Report.

Item 2. Financial Information.

This information appears in our 2012 Annual Report and in our Form 10-Q for the quarter ended June 30, 2013, as filed with the Securities and Exchange Commission on August 1, 2013 (the “June 10-Q”).

Item 3. Properties.

This information appears in our 2012 Annual Report.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Principal shareholders

The information in Item 3.02 of this Form 8-K, “Unregistered Sales of Equity Securities” and Item 1.01 of this Form 8-K, “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Based on information available to the Company through filings with the Securities and Exchange Commission and information known to the Company, each of the following persons or groups beneficially owned 5% or more of the 13,513,333 shares of common stock outstanding as of October 1, 2013.

On October 1, 2013 the Company acquired (i) 1,587,500 shares of the Company’s common stock, representing approximately 11.7% of the then issued and outstanding shares of common stock from Greggory Schneider, and (ii) 5,199,088 shares of the Company’s common stock, representing approximately 38.5% of the then issued and outstanding shares of common stock, from Jay Gottlieb (collectively, the “Company Redemptions”) pursuant to those certain Stock Redemption Agreements further described under Item 1.01 of this Form 8-K.

Also on October 1, 2013, and immediately after the Company Redemptions, the Company sold and issued 6,786,588 shares of the Company’s common stock, no par value per share, to Jeffrey E. Eberwein for an aggregate purchase price of $100,000 (the “Stock Purchase”) pursuant to that certain Stock Purchase Agreement further described under Item 1.01 of this Form 8-K.

Following the consummation of the Company Redemptions and the Stock Purchase, the number of shares outstanding of the Company’s common stock as of October 1, 2013 was 13,513,333.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Jeffrey E. Eberwein 53 Forest Avenue Old Greenwich, CT 06870	6,786,588	50.2%
William Vlahos 601 Montgomery St., Ste. 1112, San Francisco, CA 94111	1,250,000	9.2%

Security Ownership of Management
The information in Item 5.02 of this Form 8-K “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated herein by reference.

As of October 1, 2013, the amount of common stock owned by the directors of the Company was:

Name of Individual or Group	Amount and Nature of Beneficial Ownership	Percent of Class
Jeffrey E. Eberwein	6,786,588	50.2%
Greggory Schneider	10,000	0.074%
All executive officers and directors as a group	6,796,588	50.3%
Item 5. Directors and Executive Officers.

The information in Item 5.02 of this Form 8-K “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated herein by reference

The following table sets forth the name, age and position with the Company of (i) each of the persons appointed to the Company’s Board of Directors and (ii) each of the persons appointed as Executive Officer(s) of the Company as described herein as of the date hereof:

NAME	AGE	PRINCIPAL POSITION
Jeffrey E. Eberwein	43	Chairman of the Board of Directors, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer
Jay Gottlieb	68	Director
Greggory Schneider	36	Director
Kyle Hartley	44	Director

Below is a biography of the current members of the Board of Directors:

Jeffrey E. Eberwein has 20 years of Wall Street experience and is the Founder and CEO of Lone Star Value Management, LLC, an investment firm. Prior to founding Lone Star in January 2013, Mr. Eberwein was a Portfolio Manager at Soros Fund Management from January 2009 to December 2011 and Viking Global Investors from March 2005 to September 2008. Mr. Eberwein is Chairman of the Board of Digirad Corporation, a medical imaging company. Mr. Eberwein is also Chairman of the Board of Crossroads Systems, Inc., a data storage company. Mr. Eberwein also serves on the Boards of NTS, Inc., On Track Innovations Ltd, and Aetrium Incorporated. Mr. Eberwein served on the Board of The Goldfield Corporation from May 2012 until May 2013. Mr. Eberwein is the Treasurer and serves on the Executive Committee of the Board of Hope for New York, a 501(c)3 organization dedicated to serving the poor in New York City. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin.

Jay A. Gottlieb is a private investor in various companies since 1998. He is involved in analysis and investment in undervalued special situations and shell corporations. He presently owns between 5% and 25% of several public companies and from 2008 to 2010 was a member of the Board of Directors of Golf Trust of America, Inc. (NYSE Amex:GTA). From 1992 to 1998 he was the editor of an investment service that analyzed and published extensive data on companies planning initial public offerings. From 1977 to 1991, Mr. Gottlieb was the President and Chairman of the Board of The Computer Factory, Inc.(NYSE), a nationwide organization involved in retail and direct sales, servicing and leasing of personal computers. From 1969 to 1988, he was President of National Corporate Sciences, Inc., a

registered investment advisory service. Mr. Gottlieb holds a Bachelor of Arts degree from New York University.

Greggory Schneider is a private investor who specializes in undervalued publicly traded securities. During the past seventeen years, Mr. Schneider has been an active dealer in numismatic items, specializing in U.S. rare coins and currency. Mr. Schneider attended two years of courses at UCLA and is involved in several charitable organizations.

Kyle Hartley is the chief operating officer of Lone Star Value Management, LLC. Mr. Hartley has over 15 years of experience in the investment industry, including more than 11 years in senior management positions at alternative investment firms. Prior to joining Lone Star in May 2013, Mr. Hartley was the CFO/COO of Greenheart Capital Partners, a global emerging market long/short equity hedge fund firm spun out of Shumway Capital. From March 2008 through November 2011, Mr. Hartley was the CFO/COO/CCO of Apis Capital Advisors, a $750 million (peak AUM) global long/short equity hedge fund firm investing primarily in small cap value equities. From April 2006 through March 2008, Mr. Hartley served as the head of Marketing and Client Services at Mercury Partners, a $1 billion+ global long/short equity hedge fund firm focused on the real estate sector. From June 2004 to March 2006, Mr. Hartley was a Managing Director, the head of operational due diligence and a member of the Investment Committee of Taylor Investment Advisors, a hedge fund investment firm founded by the late Tommy Taylor. Mr Hartley’s initial position in the hedge fund industry was as the CFO/COO of CQ Capital, a long/short equity, technology-media- telecom sector hedge fund firm from 2002 to 2004. Prior to CQ Capital, Mr. Hartley served as a Director of Business Development at Greenwich Associates, a financial industry market-research and consulting firm, and as a Vice President in the Investment Banking division of Forum Capital Markets prior to its acquisition by First Union Securities. Mr. Hartley started his career at Clarion Marketing and Communications where he earned four promotions to Account Supervisor from 1992 to 1997. Mr. Hartley earned an MBA with Distinction from New York University’s Leonard N. Stern School of Business, and a BA from Dartmouth College.

Directors serve a one-year term and hold office until their successors are elected by the shareholders, unless they shall sooner resign.

None of the members of the board of directors or executive officers of the Company has, in the last ten years, been involved in any legal proceeding of the type described under Item 401(f) of Regulation S-K.

Item 6. Executive Compensation.

Summary Compensation Table

The Company has not paid any salary to its officers in 2013, 2012 or 2011.

Under the Company’s Amended and Restated 1997 Stock Option Plan (“Option Plan”), which expired in 2006, stock option grants were available for officers, directors, and key employees. The objective of the Option Plan was to promote the interest of the Company by providing an ownership incentive to officers, directors, and key employees, to reward outstanding performance, and to encourage continued employment. The Board of Directors, which acted as the Plan Administrator, determined to whom options were granted, the type of options, the number of shares covered by such options and the option vesting schedule. All options were issued at market value on the date of the grant and generally had a ten-year contractual term with graded vesting.

Outstanding equity awards

The following table discloses information regarding all option awards, to executive officers, to purchase the Company’s common stock as of December 31, 2012.

Option Awards

	Number of Securities Underlying Unexercised Options		Option
Name (a)	# Exercisable (b)	# Unexercisable (1) (c)	Exercise Price (e)	Expiration Date (f)
Larry Edwards (former President)	200,000	0	$0.21	7/19/2016

(1)	All issued options are vested and became exercisable on January 20, 2007.

Director Compensation

Directors do not receive compensation.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

The information in Item 5.01 of this Form 8-K, “Changes in Control of the Registrant” is incorporated herein by reference.

Except as disclosed below and in Item 5.01 of this Form 8-K, none of the following persons has, since the beginning of the Company’s last fiscal year or in any currently proposed transaction, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

(a)	Any director or officer;
(b)	Any proposed nominee for election as a director;
(c)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock;
(d)	Any promoters; or
(e)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary.

As set forth under Item 4 above, the Company and Messrs. Gottlieb, Schneider and Eberwein are parties to those certain Stock Redemption Agreements and Stock Purchase Agreement, respectively, which Stock Redemption Agreements and Stock Purchase Agreement are attached as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K.

In addition, as set forth in the Stock Purchase Agreement, Mr. Gottlieb has forgiven funds in the amount of $10,000 previously loaned or advanced to the Company, which loans and advances remained outstanding as of the date of the Stock Purchase Agreement.

Director Independence

Our common stock is quoted on the OTCQB of the OTC Marketplace, which does not have director independence requirements. Under NASDAQ Rule 4200(a)(15), a director is not considered independent if he or she has also been an executive officer or employee of the corporation during the current year or any of the past three years. As such, only Mr. Hartley can be classified as independent under this definition.

Item 8. Legal Proceedings.

This information appears in our 2012 Annual Report.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

This information appears in our 2012 Annual Report.

Item 10. Recent Sales of Unregistered Securities.

The information in Item 3.02 of this Form 8-K, “Unregistered Sales of Equity Securities” is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

None.

Item 12. Indemnification of Directors and Officers.

Amended and Restated Bylaws

Section 6.10 of the Company’s bylaws, as amended, provide that the Company shall indemnify and hold harmless its officers and directors to the fullest extent allowed by law.

Texas Business Organizations Code

Section 8.101(a) of the Texas Business Organizations Code, as amended (the “TBOC”), grants to a enterprise the power to indemnify a governing person, former governing person, or delegate who was, is or is threatened to be made a respondent in a proceeding if it is determined that: (1) the person: (A) acted good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise's best interests; and (ii) in all other cases, that the person’s conduct was at least not opposed to the enterprise's best interests; and (C) in the case of any criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to the expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

Section 8.102 of the TBOC limits the allowable indemnification by providing that, (a) subject to Section 8.102(b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expense, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. Section 8.102(b) provides that indemnification of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit; (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise; (B) breach of the person’s duty of loyalty owned to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owned by the person to the enterprise.

Finally, Section 8.051 of the TBOC provides that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in defense of the proceeding.

With respect to the officers of a corporation, Section 8.105(a) of the TBOC provides that an enterprise may indemnify and advance expenses to a person who is not a governing person, including an officer as provided by: (1) the enterprise’s governing documents; (2) general or specific action of the enterprise’s governing authority; (3) resolution of the enterprise’s owners or members; (3) contract; or (4) common law. Additionally, Section 8.105(b) of the TBOC provides that an enterprise shall indemnify an officer to the same extent that indemnification is required pursuant to Section 8 of the TBOC for a governing person.

Item 13. Financial Statements and Supplementary Data.

This information appears in our June 10-Q.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

This information appears in our June 10-Q. Since the date of the June 10-Q, the Company has had no disagreements with its certified public accountants with respect to accounting practices or procedures or financial disclosure.

Item 15. Financial Statements and Exhibits.

This information appears in our June 10-Q.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Stock Purchase Agreement described under Item 1.01 of this Form 8-K, Michael Pearce and Joshua Krom each resigned from the Company’s board of directors effective as of October 1, 2013. Prior thereto and effective as of September 19, 2013, Ron Gutterson resigned from the Company’s board of directors as disclosed in the Company’s Current Report on Form 8-K filed on September 23, 2013. Effective as of October 1, 2013, each of Jeffrey E. Eberwein and Kyle Hartley were appointed to the Company’s board of directors. None of the resigning directors had any disagreements with the Company or any other member of the board of directors.

In addition, also in connection with the Stock Purchase Agreement, Mr. Gottlieb resigned from his executive positions as President, Chief Executive Officer, Secretary and Treasurer of the Company and Mr. Schneider resigned from his position as Chief Financial Officer of the Company. In addition, Mr. Gottlieb resigned as Chairman of the board of directors, but shall remain a member of the board of directors.

Mr. Eberwein was appointed, immediately following the effectiveness of Mr. Gottlieb’s and Mr. Schneider’s resignation, to the executive positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company. In addition, Mr. Eberwein was appointed Chairman of the board of directors.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2012 the Company filed a Certificate of Amendment to the Restated Articles of Incorporation with the Office of the Secretary of the State of Texas to (a) change the registered agent of the Company to InCorp Services, Inc., (b) increase the number of shares of the Company’s common stock authorized for issuance from 20,000,000 shares of common stock to 300,000,000 million shares of common stock, without par value and 1,000,000 million shares of preferred stock, without par value, and (c) identify the directors as Jay Gottlieb, Michael Pearce, Josh Krom, Ron Gutterson and Greggory Schneider, each with an address c/o Reliability, Inc., 410 Park Ave., 15th Floor, New York, NY 10022. As noted in Item 3.03 above, copy of the Certificate of Amendment that was filed with the Office of the Secretary of State of Texas is attached hereto as Exhibit 3.03.

Item 9.01. Financial Statements and Exhibits.

Exhibits:

Exhibit No. Description
3.03 Certificate of Amendment to Articles of Incorporation, dated July 23, 2012
10.1 Stock Purchase Agreement (Eberwein)
10.2 Stock Redemption Agreement (Gottlieb)
10.3 Stock Redemption Agreement (Schneider)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED (Registrant)
Date: October 3, 2013	By:	/s/ Jeffrey E. Eberwein
Name: Jeffrey E. Eberwein
Title: President and CEO

Exhibit Index

Exhibit No. Description
3.03 Certificate of Amendment to Articles of Incorporation, dated July 23, 2012
10.1 Stock Purchase Agreement (Eberwein)
10.2 Stock Redemption Agreement (Gottlieb)
10.3 Stock Redemption Agreement (Schneider)